EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Global Payment Technologies, Inc.



We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-114529) and the Registration Statements on Form S-8 (No. 333-112934 and No. 333-30829) of Global Payment Technologies, Inc. of our report dated November 18, 2004, with respect to the consolidated financial statements and related schedule of Global Payment Technologies, Inc. and subsidiaries included in this Annual Report on Form 10-K for the year ended September 30, 2004.



Eisner LLP

New York, New York
November 29, 2004